                                                                  EXHIBIT (a)(9)

                          ING VARIABLE PORTFOLIOS, INC.

                                     FORM OF
                             ARTICLES SUPPLEMENTARY

         ING Variable Portfolios, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:            The Corporation is authorized to issue two billion,
one hundred million (2,100,000,000) shares of Common Stock of the par value $0.001 per share, with an aggregate par value of two million, one hundred thousand dollars ($2,100,000), which have been previously designated and classified by resolution adopted by the Board of Directors as follows:

--------------------------------------------------------------------------------------------------------------
                                                                Name of Class of              Number of Shares
                    Name of Portfolios                             Portfolios                    Allocated
--------------------------------------------------------------------------------------------------------------
                                                                     Class R                    100,000,000
ING VP Growth Portfolio                                         ----------------------------------------------
                                                                     Class S                    100,000,000
--------------------------------------------------------------------------------------------------------------
                                                                     Class R                    100,000,000
ING VP International Equity Portfolio                           ----------------------------------------------
                                                                     Class S                    100,000,000
--------------------------------------------------------------------------------------------------------------
                                                                     Class R                    100,000,000
ING VP Small Company Portfolio                                  ----------------------------------------------
                                                                     Class S                    100,000,000
--------------------------------------------------------------------------------------------------------------
                                                                     Class R                    100,000,000
ING VP Value Opportunity Portfolio                              ----------------------------------------------
                                                                     Class S                    100,000,000
--------------------------------------------------------------------------------------------------------------

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
--------------------------------------------------------------------------------------------------------------
                                                                Name of Class of              Number of Shares
          Name of Portfolios                                       Portfolios                     Allocated
--------------------------------------------------------------------------------------------------------------
                                                                     Class R                    100,000,000
ING VP Index Plus LargeCap Portfolio                            ----------------------------------------------
                                                                     Class S                    100,000,000
--------------------------------------------------------------------------------------------------------------
                                                                     Class R                    100,000,000
ING VP Index Plus MidCap Portfolio                              ----------------------------------------------
                                                                     Class S                    100,000,000
--------------------------------------------------------------------------------------------------------------
                                                                     Class R                    100,000,000
ING VP Small Company Portfolio                                  ----------------------------------------------
                                                                     Class S                    100,000,000
--------------------------------------------------------------------------------------------------------------
                                                                     Class R                    100,000,000
ING VP Technology Portfolio                                     ----------------------------------------------
                                                                     Class S                    100,000,000
--------------------------------------------------------------------------------------------------------------

and five hundred million (500,000,000) shares of Common Stock without further classification or designation. These Articles Supplementary do not increase the total authorized common stock of the Corporation or the aggregate par value thereof.

         SECOND:           The Board of Directors, by resolutions, classified
and designated one hundred million (100,000,000) shares of common stock previously unclassified as authorized but unissued as ING VP Index Plus LargeCap Portfolio series Class R common stock thereby making the total number of shares authorized as ING VP Index Plus LargeCap Portfolio Class R as 200,000,000 shares of common stock.

         THIRD:            The shares of Class R common stock of ING VP Index
Plus LargeCap Portfolio classified hereby shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as currently set forth in the charter of the Corporation.

         FOURTH:           The Board of Directors of the Corporation has
classified and designated the shares described above pursuant to authority contained in the Corporation's charter.

         The undersigned Executive Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under penalties of perjury.

         IN WITNESS WHEREOF, ING Variable Portfolios, Inc. has caused these Articles Supplementary to be signed and filed in its name and on its behalf by its Executive Vice President, and witnessed by its Secretary on August 12, 2002.

                                            ING VARIABLE PORTFOLIOS, INC.

                                            By: /s/ Michael J. Roland
                                            ----------------------------
                                                Michael J. Roland
                                                Executive Vice President

ATTEST:

/s/ Kimberly A. Anderson
--------------------------
Kimberly A. Anderson
Vice President & Secretary